UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 11, 2007

                          MARINE GROWTH VENTURES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                 333-128077                  20-0890800
(State or Other Jurisdiction     (Commission File           (I.R.S. Employer
       of Incorporation)              Number)             Identification Number)

               405-A Atlantis Road, Cape Canaveral, Florida 32920
               (Address of principal executive offices) (zip code)

                                 (321) 783-1744
              (Registrant's telephone number, including area code)

                                   Copies to:
                              Thomas A. Rose, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On April 11, 2007, Marine Growth Ventures, Inc. (the "Company") and Marine Growth Canada, Ltd., Sophlex Ship Management, Inc. and Ship Timeshare Management, Inc., wholly-owned subsidiaries of the Company, entered into a Share Ship Agreement with Euro Oceans, Ltd. ("Euro Oceans"), pursuant to which the Company retained Euro Oceans to sell timeshare units on a Ship acquired by a subsidiary of the Company on an exclusive basis. All income will be split equally between the Company and Euro Oceans, after the payment of certain expenses have been paid and the net income from the sale of timeshare units exceeds $100,000 for two consecutive months.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number                             Description
-------     -------------------------------------------------------------------
10.1        Share Ship Agreement, date April 11, 2007, by and between Euro
            Oceans, Ltd., Marine Growth Ventures, Inc., Marine Growth Canada,
            Ltd., Sophlex Ship Management, Inc. and Ship Timeshare Management,
            Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MARINE GROWTH VENTURES, INC.

Dated:  April 17, 2007               By: /s/ Katherine Ostruszka
                                         --------------------------------
                                     Katherine Ostruszka
                                     Chief Financial Officer